                                                                      Exhibit 28

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                   FORM 11-K

                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

(Mark One):

    X           ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
---------       EXCHANGE ACT OF 1934

                For the fiscal year ended December 31, 1996

                OR

                TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
---------       EXCHANGE ACT OF 1934

                For the transition period from _______________ to ____________

                         Commission file number 1-13782

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                    Westinghouse Air Brake Company Employee
                         Stock Ownership Plan and Trust

B. Name of issuer of the securities held pursuant to the plan and the address of the principal executive office:

                           Westinghouse Air Brake Company
                           1001 Air Brake Avenue
                           Wilmerding, PA 15148

          WESTINGHOUSE AIRBRAKE COMPANY
          EMPLOYEE STOCK OWNERSHIP PLAN

          FINANCIAL STATEMENTS AND SCHEDULES
          AS OF DECEMBER 31, 1996 AND 1995
          TOGETHER WITH REPORT OF
          INDEPENDENT PUBLIC ACCOUNTANTS

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

                       FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1996 AND 1995

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                                       1

FINANCIAL STATEMENTS:
  Statements of Net Assets Available for
    Benefits - December 31, 1996 and 1995                                                      2-3
  Statements of Changes in Net Assets Available for
    Benefits for the Year Ended December 31, 1996 and 1995                                     4-5

NOTES TO FINANCIAL STATEMENTS                                                                  6-11

SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
  Item 27a - Schedule of Assets Held for Investment
    Purposes - December 31, 1996                                                             Schedule I
  Item 27d - Schedule of Reportable Transactions for the
     Year Ended December 31, 1996                                                            Schedule II

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Westinghouse Air Brake Company
Employee Stock Ownership Plan:

We have audited the accompanying statements of net assets available for benefits of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan's Committee. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                             ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania,
June 24, 1997

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                               DECEMBER 31, 1996

                                                            Allocated            Unallocated               Total
                                                         -----------------    -------------------    -------------------
ASSETS:
  Cash equivalents                                       $         4,819      $          -           $           4,819
  Short-term investments                                              32                  3,534                  3,566
  Investment in Westinghouse
    Air Brake Company common
    stock, at market value                                     4,949,833            112,845,419            117,795,252
  Interest receivable                                                  1                     41                     42
                                                         -----------------    -------------------    -------------------

                  Total assets                                 4,954,685            112,848,994            117,803,679
                                                         -----------------    -------------------    -------------------


LIABILITIES:
    Loan payable to employer                                           -            139,497,563            139,497,563
                                                         -----------------    -------------------    -------------------

                  Total liabilities                                    -            139,497,563            139,497,563
                                                         -----------------    -------------------    -------------------

NET ASSETS (DEFICIT)
  AVAILABLE FOR BENEFITS                                 $     4,954,685      $     (26,648,569)     $     (21,693,884)
                                                         =================    ===================    ===================


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                               DECEMBER 31, 1995

                                                            Allocated            Unallocated               Total
                                                         -----------------    -------------------    ------------------
ASSETS:
  Short-term investments                                 $         1,867      $          91,493      $         93,360
  Investment in Westinghouse
    Air Brake Company common
    stock, at market value                                     1,983,900             97,211,100            99,195,000
  Interest receivable                                                  -                    392                   392
                                                         -----------------    -------------------    ------------------

                  Total assets                                 1,985,767             97,302,985            99,288,752
                                                         -----------------    -------------------    ------------------


LIABILITIES:
    Loan payable to employer                                           -            139,835,074           139,835,074
                                                         -----------------    -------------------    ------------------

                  Total liabilities                                    -            139,835,074           139,835,074
                                                         -----------------    -------------------    ------------------

NET ASSETS (DEFICIT)
  AVAILABLE FOR BENEFITS                                 $     1,985,767      $     (42,532,089)     $    (40,546,322)
                                                         =================    ===================    ==================


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                               Allocated             Unallocated               Total
                                                           ------------------     ------------------     ------------------
INVESTMENT INCOME:
  Employer contributions                                   $        -             $     12,223,491       $     12,223,491
  Dividends                                                           7,457                365,971                373,428
  Net appreciation in fair value of investments                     357,323             18,307,845             18,665,168
  Allocation of 211,029
    shares of Westinghouse
    Air Brake Company
    common stock, at market                                       2,664,241                      -              2,664,241
                                                           ------------------     ------------------     ------------------

                  Total additions                                 3,029,021             30,897,307             33,926,328
                                                           ------------------     ------------------     ------------------

DEDUCTIONS:
  Allocation of 211,029
    Shares of Westinghouse
    Air Brake Company
    Common stock, at market                                               -              2,664,241              2,664,241
  Participant distributions                                          60,103                      -                 60,103
  Interest expense                                                        -             12,349,546             12,349,546
                                                           ------------------     ------------------     ------------------

                  Total deductions                                   60,103             15,013,787             15,073,890
                                                           ------------------     ------------------     ------------------
                  Net increase                                    2,968,918             15,883,520             18,852,438

NET ASSETS (DEFICIT)
  AVAILABLE FOR BENEFITS:
     Beginning of year                                            1,985,767            (42,532,089)           (40,546,322)
                                                           ------------------     ------------------     ------------------

     End of year                                           $      4,954,685       $    (26,648,569)      $    (21,693,884)
                                                           ==================     ==================     ==================


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                               Allocated             Unallocated               Total
                                                           ------------------     ------------------     ------------------
INVESTMENT INCOME (LOSS):
  Employer contributions                                   $        -             $     12,108,326       $     12,108,326
  Dividends                                                           1,867                 91,493                 93,360
  Net depreciation in fair value of investments                           -            (40,845,000)           (40,845,000)
  Allocation of 186,720
    shares of Westinghouse
    Air Brake Company
    common stock, at market                                       1,983,900                      -              1,983,900
                                                           ------------------     ------------------     ------------------

                  Total additions                                 1,985,767            (28,645,181)           (26,659,414)
                                                           ------------------     ------------------     ------------------

DEDUCTIONS:
  Allocation of 186,720
    Shares of Westinghouse
    Air Brake Company
    Common stock, at market                                               -              1,983,900              1,983,900
  Interest expense                                                        -             11,903,008             11,903,008
                                                           ------------------     ------------------     ------------------

                  Total deductions                                        -             13,886,908             13,886,908
                                                           ------------------     ------------------     ------------------
                  Net increase (decrease)                         1,985,767            (42,532,089)           (40,546,322)

NET ASSETS (DEFICIT)
  AVAILABLE FOR BENEFITS:
     Beginning of year                                                    -                      -                      -
                                                           ------------------     ------------------     ------------------

     End of year                                           $      1,985,767       $    (42,532,089)      $    (40,546,322)
                                                           ==================     ==================     ==================


         The accompanying notes are an integral part of this statement.

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. DESCRIPTION OF THE PLAN:

The following description of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan document for more complete information. The accompanying financial statements should be read in conjunction with the December 31, 1996 and 1995, Annual Report on Form 10-K for Westinghouse Air Brake Company.

General

Westinghouse Air Brake Company (WABCO) established the Plan effective January 1, 1995, as a leveraged employee stock ownership plan (ESOP). The Plan is designed to comply with Section 4975(e)(7) and the regulations thereunder of the Internal Revenue Code of 1986, as amended (the Code), and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA). The ESOP owns approximately 25% of WABCO's common stock as of December 31, 1996 and 1995.

Overall responsibility for administering the Plan rests with the plan administrative committee (the Committee) which is appointed by the Board of Directors of the Company. The Plan's trustee, U.S. Trust Company of California, N.A., is responsible for the management and control of the Plan's assets and has discretionary responsibility for the investment and management of such assets. The investment valuations are certified as complete and accurate by the trustee.

The Plan purchased shares of Company common stock using the proceeds of a loan from WABCO (see Note 4) and holds the stock in a trust established under the Plan. The loan is to be repaid over a period of 50 years and is required to be funded by Company contributions to the trust fund. As the Plan makes each payment of principal, an appropriate percentage of stock will be allocated to eligible employees' accounts in accordance with applicable regulations under the Code.

The unallocated shares of stock collateralize the borrowing. Shares no longer serve as collateral once they are allocated under the ESOP. Accordingly, the financial statements of the Plan present separately the assets and liabilities and changes therein pertaining to the following:

   o     The accounts of employees with vested rights in allocated stock
         (albocated).

   o     Stock not yet allocated to employees (unallocated).

Acquisition of TheVapor Group

On September 19, 1996, WABCO acquired from Mark IV Industries Inc. the Vapor Group (Vapor). As a result of the acquisition and inclusion of certain United States employees of Vapor, the annual ESOP allocation will increase to approximately 284,000 shares, with a corresponding reduction in the repayment term of the ESOP loan (see Note 4).

Vesting

Employees become fully vested upon completion of five years of continuous service, attainment of normal retirement or termination of service by reason of death. The unvested portion of a participant's account will be reallocated to the accounts of the remaining participants.

Eligibility

Employees of WABCO and its participating subsidiaries, who were eligible to participate in the Westinghouse Air Brake Company Savings Plan as of December 31, 1994, were automatically participants in the Plan on January 1, 1995. All other employees who may become eligible to participate in the Plan would do so on the later of January 1, 1995, or after performing one hour of salaried service.

Employer Contributions

WABCO is obligated to make contributions to the Plan which, when aggregated with the Plan's dividends and interest earnings, equal the amount necessary to enable the Plan to make its regularly scheduled payments of principal and interest due on its term loan.

Participant Accounts

The Plan is a defined contribution plan under which separate individual accounts are established for each participant. Each participant's account is credited as of the last day of each plan year with an allocation of shares of WABCO common stock released by the trustee from the suspense account and forfeitures of terminated participants' nonvested accounts. Only those participants who are eligible employees of the Company as of the last day of the plan year will receive an allocation. Shares are allocated to participant accounts based on a two-step process. First, the participant accounts are matched up to 3% of the value of the participant's contributions to the Westinghouse Air Brake Company Savings Plan. Second, the remaining shares released are allocated proportionately to each participant's salary.

Benefits

Unless otherwise requested by a participant, distributions must begin no later than the earlier of:

         a. 60 days after the end of the plan year in which employment ends due to:

            (1) the participant retiring after having reached age 55;

            (2) the date service was terminated by reason of disability or death; or

         b. Within or beginning within sixty (60) days after the last day of the plan year which is the fifth plan year following the plan year in which the participant's termination of service occurs for any other reason than described above.

Regardless of whether a participant wishes to delay distributions, they will commence no later than April 1 of the calendar year following the calendar year in which the participant attains age 70-1/2.

If distribution has commenced and the participant dies before his entire account has been distributed to him, the remaining portion of his account will be distributed to his beneficiary under the method used prior to the participant's death.

Participant benefits will generally be paid in cash. In connection with such distribution, the participant's accounts are to be converted based upon the fair market value of the WABCO stock with the resulting cash balance paid to the participant.

Plan Termination

WABCO reserves the right to terminate the Plan at any time, subject to Plan provisions and the applicable provisions of ERISA. If the Plan were to terminate, each participant's interest in the trust would be distributed to such participant or his beneficiary at the time prescribed by the Plan and the Code. Upon termination of the Plan, the Committee will direct the trustee to pay all liabilities and expenses of the trust fund and to sell shares of encumbered stock held in the loan suspense account, if any, to the extent such sale is necessary in order to repay any outstanding loans.

2. SIGNIFICANT ACCOUNTING POLICIES:

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires the Committee to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

As of December 31, 1996 and 1995, investments in WABCO common stock are stated at market value.

Operating Expenses

WABCO pays all expenses of maintaining the Plan.

Net Appreciation (Depreciation) in Fair Value of Investments

Net realized and unrealized appreciation (depreciation) is recorded in the accompanying financial statements as net appreciation (depreciation) in fair value of investments.

3. INVESTMENTS:

The Plan is invested in shares of WABCO common stock. These shares are held in a bank-administered trust fund.

Disclosure of 5% Investments

The fair market value of individual assets that represent 5% or more of the Plan's net assets as of December 31, are as follows:

                                                              1996           1995
                                                          ------------    -----------
Westinghouse Air Brake Company
  Common Stock                                            $117,795,252    $99,195,000
                                                          ============    ===========

The Plan's investment in WABCO common stock allocated to participant accounts was $4,949,833 for 392,066 shares at $12.625 per share at December 31, 1996, and $1,983,900 for 186,720 shares at $10.625 per share at December 31, 1995. The Plan also has an investment held in trust in WABCO common stock of $112,845,419 for 8,938,251 shares at $12.625 per share at December 31, 1996, and $97,211,100 for 9,149,280 shares at $10.625 per share at December 31, 1995.
The Plan's investments (including investments bought and sold as well as held during the year) appreciated(depreciated) in fair value by $18,665,168 and $(40,845,000) in 1996 and 1995, respectively.

The fair value and change in fair value as of and during 1996 and 1995 are as follows:

                                                                                                  Net Appreciation
                                                                                                    in Fair Value
                                                                        Fair Value at            Of Investments for
                                                     Number              December 31,              the Year Ended
                                                     of Shares               1996                 December 31, 1996
                                                 ---------------     --------------------    ----------------------------
Fair value of WABCO common stock-

    Allocated to
      Participant accounts                              392,066      $         4,949,833       $            357,323
    Held in trust
      (unallocated)                                   8,938,251              112,845,419                 18,307,845
                                                 ---------------     --------------------    ----------------------------

                                                      9,330,317      $       117,795,252       $         18,665,168
                                                 ===============     ====================    ============================


                                                                                                  Net Depreciation
                                                                                                    In Fair Value
                                                                        Fair Value at            Of Investments for
                                                     Number              December 31,              The Year Ended
                                                     of Shares               1995                 December 31, 1995
                                                 ---------------     --------------------    ----------------------------
Fair value of WABCO common stock-
    Allocated to
      Participant accounts                              186,720      $         1,983,900       $                  -
    Held in trust
      (unallocated)                                   9,149,280               97,211,100               (40,0845,000)
                                                 ---------------     --------------------    ----------------------------

                                                      9,336,000      $        99,195,000       $        (40,845,000)
                                                 ===============     ====================    ============================


4. LOAN PAYABLE:

In 1995, the Plan entered into a $140,040,000 term loan agreement with WABCO. The proceeds of the loan were used to purchase 9,336,000 shares of WABCO common stock at $15 per share. Unallocated shares are collateral for the loan. The original agreement provides for the loan to be repaid over 50 years. With the inclusion of the Vapor employees (see Note 1) into the ESOP during 1996, the term of the loan has been reduced to 33 years. The loan bears interest at 8.5%.

The scheduled amortization of the loan for the next five years and thereafter is as follows:

1997                                                         $         366,199
1998                                                                   397,325
1999                                                                   431,098
2000                                                                   467,741
2001                                                                   507,499
Thereafter                                                         137,327,701
                                                           ---------------------

                                                             $     139,497,563
                                                           =====================

5. TAX STATUS:

The Internal Revenue Service issued a favorable determination letter dated June 5, 1996, stating that the Plan was in accordance with applicable plan design requirements as of that date.

6. RECONCILIATION TO FORM 5500:

As of December 31, 1996, the Plan had $157,106 of pending distributions to participants who elected to withdraw from the operation and earnings of the Plan. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statements of net assets available for benefits in accordance with generally accepted accounting principles.

The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1996:

                                                              Benefits               Net Assets (Deficit)
                                                             Payable to             Available for Benefits
                                                            Participants               December 31, 1996
                                                         --------------------     ------------------------------
Per financial statements                                 $      -                 $              (21,693,884)
Accrued benefit payments                                          157,106                           (157,106)
                                                         --------------------     ------------------------------

Per Form 5500                                            $        157,106         $              (21,850,990)
                                                         ====================     ==============================

                                                                      SCHEDULE I

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1996

                                           Description of Investment,
   Identity of Issuer,                   Including Maturity Date, Rate
     Borrower, Lessor                     of Interest, Collateral, Par                                        Current
     or Similar Party                          or Maturity Value                          Cost                 Value
----------------------------     ----------------------------------------------     ------------------     ----------------
                                 SHORT-TERM INVESTMENTS

*U.S. Trust Company              U.S. Trust Company of California
 of California,                   Trust Department Market Rate
 N.A.                             Account                                           $           3,566       $      3,566

                                 COMMON STOCK

*Westinghouse                    9,330,317 shares of common                               139,954,755        117,795,252
 Air Brake                        stock                                             -----------------       ------------
 Company

                                 TOTAL ASSETS HELD FOR
                                   INVESTMENT PURPOSES                              $     139,958,321       $117,798,818
                                                                                    =================       ============


*Indicates a Party-in-Interest.


         The accompanying notes are an integral part of this statement.

                                                                     SCHEDULE II

                         WESTINGHOUSE AIR BRAKE COMPANY

                         EMPLOYEE STOCK OWNERSHIP PLAN

                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                     Current Value
Identity of Party                            Purchase   Selling     Cost of           of Asset on       Net Gain
     Involved        Description of Assets    Price      Price       Asset         Transaction Date      (Loss)
-----------------    ---------------------   --------   -------     -------        ----------------     --------
                                                         NONE


         The accompanying notes are an integral part of this statement.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the ESOP Committee of Westinghouse Air Brake Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Westinghouse Air Brake Company
                                      Employee Stock Ownership Plan And Trust

                                      By /s/  Robert J. Brooks
                                        -------------------------------------
                                              Robert J. Brooks
                                         Member of the ESOP Committee

June 30, 1997

                                   SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      Westinghouse Air Brake Company

                                      By /s/  Robert J. Brooks
                                        -------------------------------------
                                              Robert J. Brooks
                                         Chief Financial Officer

June 30, 1997